SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2017

ALERIS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-185443	27-1539594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122

(Address of Principal Executive Offices, including Zip Code)

(216) 910-3400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2017, Aleris International, Inc. (the “Company”), and certain of its subsidiaries entered into a second amendment (the “Second Amendment”) to that certain Credit Agreement, dated June 15, 2015, by and among the Company, the other borrowers and loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Europe Limited, as European Agent, Bank of America, N.A., as syndication agent, and Barclays Bank PLC and Deutsche Bank Securities Inc., as syndication agents (as renewed, extended, modified, amended, supplemented or restated through the date of amendment, the “2015 ABL Facility”).

The Second Amendment modifies certain provisions of the 2015 ABL Facility to, among other things, permit the issuance of an additional $200 million aggregate principal amount of 9.500% senior secured notes due 2021, as described below.

Certain of the lenders and their affiliates perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. The lenders and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

The foregoing description of the Second Amendment does not propose to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which will be filed as an exhibit to the Company’s next periodic report.

Item 7.01. Regulation FD Disclosure.

On February 9, 2017, the Company issued a press release announcing that it intends to offer (the “Private Offering”) an additional $200 million aggregate principal amount of 9.500% senior secured notes due 2021 (the “Notes”), subject to market and other conditions, in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended. The Notes will be issued under the same indenture as the 9.500% senior secured notes due 2021 (the “Initial Notes”) issued by the Company on April 4, 2016. The Notes together with the Initial Notes will be treated as a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company intends to use the net proceeds from the Private Offering for general corporate purposes, which may include working capital and/or capital expenditures. A copy of the press release announcing the Company’s intention to offer the Notes is set forth as Exhibit 99.1 hereto and incorporated by reference herein.

Portions of the summary section and other information from a preliminary offering circular prepared by the Company in connection with the Private Offering of Notes are attached as Exhibit 99.2 hereto and incorporated by reference herein. The information contained in Exhibit 99.2 should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. Such information speaks as of the date of this Current Report on Form 8-K. The Company specifically disclaims any obligation to update the attached materials in the future, except as may be required by law.

The information in Item 7.01 on this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended.

The information furnished in this Form 8-K pursuant to Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press release dated February 9, 2017.

99.2	Portions of preliminary offering circular, dated February 9, 2017, prepared in connection with the Private Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: February 9, 2017	By:	/s/ Eric M. Rychel
	Name:	Eric M. Rychel
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 9, 2017.

99.2	Portions of preliminary offering circular, dated February 9, 2017, prepared in connection with the Private Offering.